Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 5, 2001 relating to the financial statements of Angelciti Multimedia, Inc. We also consent to the reference to our firm under the caption "Experts" in the prospectus.


/s/HEIN +ASSOCIATES LLP

HEIN + ASSOCIATES LLP
Certified Public Accountants



Orange, California
May 11, 2001

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                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 13, 2000 relating to the financial statements of Angelciti Multimedia, Inc. We also consent to the reference to our firm under the caption "Experts" in the prospectus.



/s/ HEIN + ASSOCIATES LLP
---------------------------
HEIN + ASSOCIATES LLP
Certified Public Accountants

Orange, California
January 19, 2001